Exhibit 99.3

Contact

Linda Lennox

Lantheus Medical Imaging

Office: 978-671-8854

Cell: 978-995-5698

Lantheus Medical Imaging Announces
Proposed Private Offering of $150 Million of Senior Unsecured Notes

N. Billerica, Mass., March 16, 2011 — Lantheus Medical Imaging, Inc. (“Lantheus”) today announced that it intends to offer (the “Offering”) $150 million in aggregate principal amount of its 9.750% Senior Notes due 2017 (the “New Notes”). The New Notes are being offered as additional debt securities under an indenture (the “Indenture”) pursuant to which Lantheus previously issued $250 million in aggregate principal amount of 9.750% Senior Notes due 2017. Lantheus intends to use the net proceeds of the Offering to, among other things, (i) make a distribution to its ultimate parent company, Lantheus MI Holdings, Inc. (“Holdings”), to allow it to repurchase the remainder of its outstanding preferred stock and to pay a dividend to its common security holders and (ii) pay related fees and expenses.

The New Notes will be senior unsecured obligations of Lantheus and will be guaranteed on a senior basis by Lantheus MI Intermediate, Inc., Lantheus’ parent company, and all of its current and future wholly-owned domestic subsidiaries. The Offering is subject to customary conditions, and there can be no assurances that the Offering will be consummated.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The New Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

This news release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities. The Offering will be made only by means of the confidential offering memorandum.

About Lantheus Medical Imaging, Inc.

Lantheus Medical Imaging, Inc., a worldwide leader in diagnostic medicine for more than 50 years, is dedicated to creating and providing pioneering medical imaging solutions to improve the treatment of human disease. The Company’s proven success in discovering, developing and marketing innovative medical imaging agents provides a strong platform from which to bring forward breakthrough new tools for the diagnosis and management of disease. Lantheus imaging products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension, ABLAVAR® (gadofosveset trisodium), a first-in-class magnetic resonance agent indicated for the evaluation of aortoiliac occlusive disease in adults with known or suspected peripheral vascular disease, TechneLite® (Technetium Tc99m Generator), Cardiolite® (Kit for the Preparation of Technetium Tc99m Sestamibi for Injection), and Thallium 201 (Thallous Chloride Tl 201 Injection). Lantheus has more than 650 employees worldwide with headquarters in North Billerica, Massachusetts, and offices in Puerto Rico, Canada and Australia. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  Factors which could materially affect such forward-looking statements are described in the confidential offering memorandum prepared by Lantheus in connection with the Offering.

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